SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES PURCHASED        AVERAGE
               DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-HI-SHEAR INDUSTRIES

GAMCO INVESTORS, INC.
               5/13/96            1,000-            6.2500
               5/13/96           80,000-             *DO
               5/09/96            3,000-            6.2500
               5/03/96              800-            6.3750
               4/26/96            2,500-            6.2500
               4/25/96            3,000-            6.2500
               4/24/96            5,500-            6.2523
               4/22/96            3,000-            6.2500
               4/17/96            8,000-            6.2500

























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.

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